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                                                                       EXHIBIT 7

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           HASKEL INTERNATIONAL, INC.

Maury S. Friedman and Edward G. Farrell III certify that:

1. They are the President and Secretary, respectively, of Haskel International, Inc., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                       I
                        The name of this corporation is:
                           Haskel International, Inc.

                                       II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

          A. Authorized Shares. The aggregate number of shares which this Corporation shall have authority to issue is 22,447,260, of which 20,000,000 shares, without par value, shall be designated "Class A Common Shares," 447,260 shares, without par value, shall be designated "Class B Common Shares" and 2,000,000 shares, without par value, shall be designated "Preferred Shares." The Preferred Shares may be issued from time to time in one or more series. The board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of directors is also authorized to determine or alter the rights,

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     preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

          B. Voting rights - The Class A Common Shares, voting as a class, shall elect a minority of the Board of Directors. The Class B Common Shares, voting as a class, shall elect a majority of the Board of Directors. If the number of members of the Board of Directors is an odd number, then the Class B Common Shares shall elect one more member than the Class A Common Shares. If the number of members of the Board is an even number, then the Class B Common Shares shall elect two more members than the Class A Common Shares. If all outstanding Class B Common Shares are converted to Class A Common Shares, then all members of the Board of Directors shall be elected by the Class A Common Shares.

          C. Conversion Rights. Each holder of Class B Common Shares shall have conversion rights as follows:

               1. The Class B Common Shares shall be convertible at the option of the holder of such shares, at any time, into fully paid and nonassessable Class A Common Shares, on a share for share basis.

               2. To effect such conversion, the holder of the Class B Common Shares must surrender the certificate or certificates for the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, at the office

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          of the corporation. The holder must also give written notice to the corporation at such office that the holder elects to convert a specified number or all of the shares represented by the surrendered certificate(s). The corporation shall, as soon as practicable thereafter, issue and deliver to such holder, certificates for the number of Class A Common Shares to which the holder shall be entitled. Conversion shall be deemed to have been made as of the date of surrender of the Class B Common Shares to be converted, and the person or persons entitled to receive the Class A Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of those Class A Common Shares on that date.

               3. At such time as the total number of outstanding Class B Common Shares is less than 40,000 shares, all such shares shall be automatically converted into fully paid and nonassessable shares of Class A Common Shares, on a share for share basis, and such Class A Common Shares shall thereupon be issued and outstanding. In such an event, the Board of Directors may order any holders of certificates for outstanding Class B Common Shares to surrender them for certificates evidencing Class A Common Shares. The order may provide that a holder of certificates to be exchanged is not entitled to vote or to receive dividends or to exercise any other rights of a shareholder until the holder has complied with the order, but this order shall be operative only after notice and only until compliance.

               4. The corporation shall at all times reserve and keep available, out of its authorized


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               but unissued Class A Common shares, solely for the purpose of effecting the conversion of the Class B Common Shares, the full number of Class A Common Shares deliverable upon conversion of all Class B Common Shares from time to time outstanding and shall take all action and obtain all permits or orders that may be necessary to enable the corporation to lawfully issue Class A Common Shares upon the conversion of Class B Common Shares.

                    5. All certificates evidencing Class B Common Shares
               surrendered for conversion shall be appropriately canceled on the books of the corporation, and the shares so converted represented by those certificates shall not be reissuable by the corporation. The Articles of Incorporation of the corporation shall be appropriately amended to affect the corresponding reduction in the corporation's authorized capital stock.

                                       IV

                    The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V

                    This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through by-law provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by section 317 of the Corporation Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.




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4.   The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 903 of the Corporations Code. The total number of outstanding shares of the corporation is 3,406,480 Class A Common shares and 447,260 Class B Common shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required for each class. The percentage vote required was more than 50% of each of the Class A and B shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date: June 30, 1994


                                        /s/ MAURY S. FRIEDMAN
                                        ----------------------------------------
                                        Maury S. Friedman, President



                                        /s/ EDWARD G. FARRELL III
                                        ----------------------------------------
                                        Edward G. Farrell III Secretary


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                                    A455016

                                E N D O R S E D
                                   F I L E D
                    In the office of the Secretary of State
                           of the State of California

                                  DEC 19 1994

                                  TONY MILLER
                           Acting Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                           HASKEL INTERNATIONAL, INC.


Maury S. Friedman and Lonnie D. Schnell certify that:

1. They are the President and the Secretary, respectively, of Haskel International, Inc., a California corporation.

2. The provision in Paragraph A of Article III of the Articles of Incorporation which now reads:

          The aggregate number of shares which this Corporation shall have authority to issue is 22,447,260, of which 20,000,000 shares, without par value, shall be designated "Class A Common Shares," 447,260 shares, without par value, shall be designated "Class B Common Shares" and 2,000,000 shares, without par value, shall be designated "Preferred Shares."

     is amended to read:

          The aggregate number of shares which this Corporation shall have authority to issue is 22,040,000, of which 20,000,000 shares, without par value, shall be designated "Class A Common Shares," 40,000 shares, without par value, shall be designated "Class B Common Shares" and 2,000,000 shares, without par value, shall be designated "Preferred Shares."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of

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     the corporation is 3,729,311 Class A Common Shares and 40,000 Class B
     Common Shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required for each class. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 22, 1994


                                        /s/  MAURY S. FRIEDMAN
                                        ----------------------------------
                                        Maury S. Friedman, President


                                        /s/  LONNIE D. SCHNELL
                                        ----------------------------------
                                        Lonnie D. Schnell, Secretary









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